EXHIBIT 14(a)(1)(ii)

                                         BANC ONE MORTGAGE
                                         CAPITAL MARKETS, LLC
                                         Paul Smyth
                                         1717 Main Street, 12th Floor
                                         Dallas, Texas 75201
                                         Telephone:        (214) 290-2505
                                         Facsimile:        (214) 290-3142

April 15, 1999

Morgan Guaranty Trust Company of New York
c/o J.P. Morgan Securities Inc., as agent
60 Wall Street
New York, NY 10260-0060
Attn:  Nancy S. Alto, Vice President

BANC ONE MORTGAGE CAPITAL MARKETS, LLC
1717 Main Street, 12th Floor
Dallas, TX 75201
Attn: Alan Wallace

      RE: J.P. Morgan Commercial Mortgage Finance Corp. -- Mortgage Pass Through Certificates for Series 1996-C2

Ladies and Gentlemen:

The Officer's Certificate is provided to you by BANC ONE MORTGAGE CAPITAL MARKETS, LLC ("BOMCM") pursuant to Section 3.07 of that certain Servicing Agreement ("SA") dated as of February 1, 1996 relative to the above referenced securitization of which BOMCM, LLC acts as a Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officers, on behalf of BOMCM hereby inform you (a) that, a review of the activities of BOMCM as Special Servicer and of its performance under the Servicing Agreement and the Pooling and Servicing Agreement has been made under the undersigneds' supervision for the period of time commencing January 1, 1998 through year end 1998, (b) that, to the best of such undersigneds' knowledge, based on such review, it has fulfilled all of its obligations under the agreements, throughout such period.

Sincerely,


BANC ONE MORTGAGE
CAPITAL MARKETS, LLC, Special Servicer


By:   /s/ Paul Smyth                       By:  /s/ Edgar L. Smith, II
      ---------------------------               --------------------------
      Paul Smyth                                Edgar L. Smith, II
      Managing Director Servicing               Chief Operating Officer